EXHIBIT 99.1

The following is a presentation of historical Consolidated Statements of Income for American Express Company and its Travel Related Services (TRS) segment after applying reclassifications related to securitization activity, other revenues and other expenses. Management believes this presentation better emphasizes various revenue and expense impacts to the Company and is more consistent with industry practice.

                           American Express Company
                       Consolidated Statements of Income
                             (Dollars in millions)
                                  (Unaudited)

                                                 Quarter
                                                  Ended                         Quarters Ended                           Year Ended
                                                ---------    ------------------------------------------------------     ------------
                                                March 31,    March 31,    June 30,    September 30,    December 31,     December 31,
                                                   2003         2002        2002           2002            2002             2002
                                                                                                                          (audited)
Revenues:
     Discount revenue                           $   1,976    $   1,845    $  1,997      $  1,967         $  2,122        $   7,931
     Interest and dividends, net                      767          758         658           759              816            2,991
     Management and distribution fees                 520          597         609           551              528            2,285
     Cardmember lending
       net finance charge revenue                     508          449         411           380              430            1,670
     Net card fees                                    451          423         429           439              435            1,726
     Travel commissions and fees                      340          328         369           342              369            1,408
     Other commissions and fees(1)                    497          453         480           490              505            1,928
     Insurance and annuity revenues(2)                314          287         311           303              317            1,218
     Securitization income, net(3)                    255          231         354           298              324            1,207
     Other                                            395          388         327           378              350            1,443
                                                ---------    ---------    --------    -------------    ------------     ------------
        Total                                       6,023        5,759       5,945         5,907            6,196           23,807
                                                ---------    ---------    --------    -------------    ------------     ------------

Expenses:
     Human resources                                1,490        1,478       1,454         1,414            1,379            5,725
     Provision for losses and benefits:
        Annuities and investment certificates         314          299         277           305              336            1,217
        Life insurance,
            international banking and other           257          262         257           258              263            1,040
        Charge card                                   208          252         280           191              237              960
        Cardmember lending                            331          346         290           319              414            1,369
     Marketing, promotion, rewards
        and cardmember services (4)                   775          717         775           805              822            3,119
     Professional services                            498          392         484           521              624            2,021
     Occupancy and equipment                          338          369         328           349              412            1,458
     Interest                                         230          271         277           264              270            1,082
     Communications                                   131          124         128           126              136              514
     Restructuring charges                              -          (13)         (6)           (2)              14               (7)
     Disaster recovery charge                           -            -          (7)            -                -               (7)
     Other                                            455          404         447           398              340            1,589
                                                ---------    ---------    --------    -------------    ------------     ------------
        Total                                       5,027        4,901       4,984         4,948            5,247           20,080
                                                ---------    ---------    --------    -------------    ------------     ------------
Pretax income                                         996          858         961           959              949            3,727
Income tax provision                                  304          240         278           272              266            1,056
                                                ---------    ---------    --------    -------------    ------------     ------------
Net income                                      $     692    $     618    $    683      $    687         $    683        $   2,671
                                                =========    =========    ========    =============    ============     ============

(1) Reduced for fees related to securitization activity previously included in this item, which were netted in cardmember lending net finance charge revenue.
(2) Includes insurance and annuity policyholder and contractholder revenues previously included in other revenues.
(3) Includes discounts related to securitized loans outstanding previously included in other revenues.
(4) Includes rewards and cardmember services expenses previously included in other expenses.

                           American Express Company
                       Consolidated Statements of Income
                             (Dollars in millions)
                                  (Unaudited)

                                                                                  Quarters Ended                         Year Ended
                                                                --------------------------------------------------      ------------
                                                                March 31,   June 30,   September 30,  December 31,      December 31,
                                                                   2001       2001          2001          2001              2001
                                                                                                                          (audited)
Revenues:
     Discount revenue                                           $   1,925   $  2,007      $  1,870      $  1,913          $  7,714
     Interest and dividends, net                                      611         12           736           777             2,137
     Management and distribution fees                                 638        623           595           603             2,458
     Cardmember lending net finance charge revenue                    364        373           405           435             1,577
     Net card fees                                                    422        404           423           426             1,675
     Travel commissions and fees                                      418        427           358           334             1,537
     Other commissions and fees(1)                                    488        486           474           488             1,935
     Insurance and annuity revenues(2)                                246        254           278           285             1,063
     Securitization income, net(3)                                    217        281           225           250               973
     Other                                                            390        401           360           360             1,513
                                                                ---------   --------   -------------  ------------      ------------
        Total                                                       5,719      5,268         5,724         5,871            22,582
                                                                ---------   --------   -------------  ------------      ------------

Expenses:
     Human resources                                                1,668      1,650         1,540         1,412             6,271
     Provision for losses and benefits:
        Annuities and investment certificates                         319        352           313           333             1,318
        Life insurance, international banking and other               198        193           247           271               909
        Charge card                                                   249        319           284           343             1,195
        Cardmember lending                                            287        346           302           383             1,318
     Marketing, promotion, rewards
        and cardmember services (4)                                   653        686           690           689             2,718
     Professional services                                            375        412           413           451             1,651
     Occupancy and equipment                                          371        395           398           410             1,574
     Interest                                                         361        412           385           342             1,501
     Communications                                                   130        133           125           140               528
     Restructuring charges                                              -          -           326           279               605
     Disaster recovery charge                                           -          -            90             -                90
     Other                                                            367        217           257           471             1,308
                                                                ---------   --------   -------------  ------------      ------------
        Total                                                       4,978      5,115         5,370         5,524            20,986
                                                                ---------   --------   -------------  ------------      ------------
Pretax income                                                         741        153           354           347             1,596
Income tax provision                                                  203        (25)           56            50               285
                                                                ---------   --------   -------------  ------------      ------------
Net income                                                      $     538   $    178      $    298      $    297          $  1,311
                                                                =========   ========   =============  ============      ============

(1) Reduced for fees related to securitization activity previously included in this item, which were netted in cardmember lending net finance charge revenue.
(2) Includes insurance and annuity policyholder and contractholder revenues previously included in other revenues.
(3) Includes discounts related to securitized loans outstanding previously included in other revenues.
(4) Includes rewards and cardmember services expenses previously included in other expenses.

                            Travel Related Services
                       Consolidated Statements of Income
                             (Dollars in millions)
                                  (Unaudited)

                                              Quarter
                                               Ended                            Quarters Ended                          Year Ended
                                             -----------   ---------------------------------------------------------   -------------
                                              March 31,     March 31,      June 30,    September 30,   December 31,    December 31,
                                                2003          2002          2002           2002            2002            2002
                                                                                                                        (audited)
Net Revenues:
     Discount revenue                          $ 1,976       $ 1,845        $ 1,997       $ 1,967         $ 2,122        $  7,931
     Net card fees                                 451           423            429           439             435           1,726
     Lending:
        Finance charge revenue                     637           576            538           504             562           2,180
        Interest expense                           129           127            127           124             132             510
                                             -----------   -----------    ----------   --------------  -----------------------------
             Net finance charge revenue            508           449            411           380             430           1,670
     Travel commissions and fees                   340           328            369           342             369           1,408
     Other commissions and fees (1),(2)            464           442            448           467             476           1,833
     Travelers Cheque investment
       income                                       92            90             95            96              94             375
     Securitization income, net (3)                255           231            354           298             324           1,207
     Other revenues                                400           391            359           406             415           1,571
                                             -----------   -----------    ----------   --------------  -----------------------------
               Total net revenues                4,486         4,199          4,462         4,395           4,665          17,721
                                             -----------   -----------    ----------   --------------  -----------------------------

Expenses:
     Marketing, promotion, rewards
        and cardmember services (4)                761           681            754           796             796           3,027
     Provision for losses and claims:
        Charge card                                208           252            280           191             237             960
        Lending                                    331           346            290           319             414           1,369
        Other                                       31            48             37            38              26             149
                                             -----------   -----------    ----------   --------------  -----------------------------
               Total                               570           646            607           548             677           2,478
     Charge card interest expense                  209           244            256           249             252           1,001
     Human resources                               916           901            879           871             852           3,503
     Other operating expenses                    1,172         1,074          1,150         1,133           1,279           4,636
     Restructuring charges                           -           (13)            (6)            -              15              (4)
                                             -----------   -----------    ----------   --------------  -----------------------------
               Total expenses                    3,628         3,533          3,640         3,597           3,871          14,641
                                             -----------   -----------    ----------   --------------  -----------------------------
Pretax income                                      858           666            822           798             794           3,080
Income tax provision                               274           199            257           245             244             945
                                             -----------   -----------    ----------   --------------  -----------------------------
Net income                                     $   584       $   467        $   565       $   553         $   550        $  2,135
                                             ===========   ===========    ==========   ==============  =============================

(1) Reduced for fees related to securitization activity previously included in this item, which were netted in cardmember lending net finance charge revenue.
(2) Represents other commissions and fees previously included in other revenues.
(3) Includes discounts related to securitized loans outstanding previously included in other revenues.
(4) Includes rewards and cardmember services expenses previously included in other operating expenses.

                            Travel Related Services
                       Consolidated Statements of Income
                             (Dollars in millions)
                                  (Unaudited)

                                                                          Quarters Ended                                Year Ended
                                               --------------------------------------------------------------------   --------------
                                                  March 31,         June 30,         September 30,     December 31,    December 31,
                                                    2001              2001               2001             2001             2001
                                                                                                                         (audited)
Net Revenues:
     Discount revenue                            $     1,925       $     2,007        $     1,870       $   1,913       $    7,714
     Net card fees                                       422               404                423             426            1,675
     Lending:
        Finance charge revenue                           639               631                638             608            2,516
        Interest expense                                 275               258                234             173              939
                                               ---------------   ---------------    ---------------   -------------   --------------
            Net finance charge revenue                   364               373                404             435            1,577
     Travel commissions and fees                         418               427                358             334            1,537
     Other commissions and fees (1), (2)                 450               463                476             472            1,861
     Travelers Cheque investment income                   98               100                103              94              394
     Securitization income, net (3)                      217               281                225             250              973
     Other revenues                                      432               441                369             383            1,628
                                               ---------------   ---------------    ---------------   -------------   --------------
               Total net revenues                      4,326             4,496              4,228           4,307           17,359
                                               ---------------   ---------------    ---------------   -------------   --------------

Expenses:
     Marketing, promotion, rewards
        and cardmember services (4)                      636               674                677             667            2,654
     Provision for losses and claims:
        Charge card                                      249               319                284             343            1,195
        Lending                                          287               346                302             381            1,318
        Other                                             24                25                 34              81              164
                                               ---------------   ---------------    ---------------   -------------   --------------
               Total                                     560               690                620             805            2,677
     Charge card interest expense                        349               387                369             339            1,443
     Human resources                                   1,034             1,053                987             918            3,992
     Net discount expense                                113               (17)                 -               -               96
     Other operating expenses                            897               979                985           1,163            4,025
     Restructuring charges                                 -                 -                195             219              414
     Disaster recovery charges                             -                 -                 79               -               79
                                               ---------------   ---------------    ---------------   -------------   --------------
               Total expenses                          3,589             3,766              3,912           4,111           15,380
                                               ---------------   ---------------    ---------------   -------------   --------------
Pretax income                                            737               730                316             196            1,979
Income tax provision                                     215               211                 68              26              520
                                               ---------------   ---------------    ---------------   -------------   --------------
Net income                                       $       522       $       519        $       248       $     170       $    1,459
                                               ===============   ===============    ===============   =============   ==============

(1) Reduced for fees related to securitization activity previously included in this item, which were netted in cardmember lending net finance charge revenue.
(2) Represents other commissions and fees previously included in other revenues.
(3) Includes discounts related to securitized loans outstanding previously included in other revenues.
(4) Includes rewards and cardmember services expenses previously included in other operating expenses.